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                          Mendlowitz Weitsen, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                  www.mwllp.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Trey Resources, Inc. (formerly known as Trey Industries, Inc.) on Form SB-2 dated January 6, 2004, of our report dated May 8, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the year ended December 31, 2002.


                                                  /s/ Mendlowitz Weitsen, LLP

                                                  MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
January 6, 2004